                                                                      EXHIBIT 12

         STATEMENT RE COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                      FOR THE
                                   THREE MONTHS
                                       ENDED                      FOR THE TWELVE MONTHS ENDED SEPTEMBER 30
                                    DECEMBER 31    -----------------------------------------------------------------------
                                       1993           1993           1992             1991           1990         1989
                                  ---------------  -----------  ---------------  ---------------  -----------  -----------
                                                                           (DOLLARS IN THOUSANDS)
FIXED CHARGES:
Interest and debt expense         $        21,644  $    95,499  $        88,042  $       107,228  $   103,520  $   115,756
 (excluding interest on
 deposits)......................
Preferred stock dividend                    2,242        8,932            8,830            8,830        2,208      --
 requirement*...................
Ground rent.....................               21          506              542              533          535          506
                                  ---------------  -----------  ---------------  ---------------  -----------  -----------
  Total fixed charges for ratio            23,907      104,937           97,414          116,591      106,263      116,262
   excluding interest on
   deposits.....................
Interest on deposits............           33,142      135,726          192,929          294,445      326,981      313,221
                                  ---------------  -----------  ---------------  ---------------  -----------  -----------
  Total fixed charges for ratio   $        57,049  $   240,663  $       290,343  $       411,036  $   433,244  $   429,483
   including interest on
   deposits.....................
                                  ---------------  -----------  ---------------  ---------------  -----------  -----------
                                  ---------------  -----------  ---------------  ---------------  -----------  -----------
EARNINGS:
Operating income (loss).........  $        (4,097) $    19,354  $        14,898  $       (26,147) $    13,789  $    14,180
Total fixed charges for ratio              23,907      104,937           97,414          116,591      106,263      116,262
 excluding interest on
 deposits.......................
Preferred stock dividend                   (2,242)      (8,932)          (8,830)          (8,830)      (2,208)     --
 requirement....................
Capitalized interest............             (564)      (2,274)          (1,878)          (2,116)      (1,157)      (1,710)
                                  ---------------  -----------  ---------------  ---------------  -----------  -----------
  Total earnings for ratio                 17,004      113,085          101,604           79,498      116,687      128,732
   excluding interest on
   deposits.....................
Interest on deposits............           33,142      135,726          192,929          294,445      326,981      313,221
Capitalized interest............           (1,759)      (7,934)         (11,308)         (13,735)      (5,706)      (6,326)
                                  ---------------  -----------  ---------------  ---------------  -----------  -----------
  Total earnings for ratio        $        48,387  $   240,877  $       283,225  $       360,208  $   437,962  $   435,627
   including interest on
   deposits.....................
                                  ---------------  -----------  ---------------  ---------------  -----------  -----------
                                  ---------------  -----------  ---------------  ---------------  -----------  -----------
RATIO OF EARNINGS TO FIXED
 CHARGES:
  Excluding interest on             Less than 1       1.1 x          1.0 x         Less than 1       1.1 x        1.1 x
   deposits.....................
                                  ---------------  -----------  ---------------  ---------------  -----------  -----------
                                  ---------------  -----------  ---------------  ---------------  -----------  -----------
  Including interest on             Less than 1       1.0 x       Less than 1      Less than 1       1.0 x        1.0 x
   deposits.....................
                                  ---------------  -----------  ---------------  ---------------  -----------  -----------
                                  ---------------  -----------  ---------------  ---------------  -----------  -----------
Excess (deficiency) of available  $        (8,662) $       214  $        (7,118) $       (50,828) $     4,718  $     6,144
 earnings to fixed charges
 including interest on
 deposits.......................
                                  ---------------  -----------  ---------------  ---------------  -----------  -----------
                                  ---------------  -----------  ---------------  ---------------  -----------  -----------

- ------------------------
* Statutory federal and state income rates were used in the computation of the preferred stock dividend requirement.
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